EXHIBIT 24

                              POWER OF ATTORNEY
                              -----------------


      We, the undersigned, officers and directors of Parlex Corporation, hereby severally constitute Herbert W. Pollack and Steven M. Millstein, and each of them singly, our true and lawful attorneys, with full power indicated below, to sign for us the Report on Form 10-K of Parlex Corporation for the fiscal year ended June 30, 1997 and any required amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Report and any and all such amendments.

      Witness our hands on the dates set forth below:



Dated: August 20, 1997


/s/ Sheldon A. Buckler
______________________________         Director
Sheldon A. Buckler


/s/ Richard W. Hale
______________________________         Director
Richard W. Hale



/s/ M. Joel Kosheff
______________________________         Director
M. Joel Kosheff



/s/ Peter J. Murphy
______________________________         Director
Peter J. Murphy



/s/ Lester Pollack
______________________________         Director
Lester Pollack



/s/ Herbert W. Pollack
______________________________         Director
Herbert W. Pollack



/s/ Benjamin Rabinovici
______________________________         Director
Benjamin Rabinovici